Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

*** INDICATES CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

TECHNOLOGY SERVICES AGREEMENT

This Technology Services Agreement (“Agreement”) is made effective as of             , 2009 (“Effective Date”) by and between Virage Logic Corporation, a Delaware corporation having its principal place of business at 47100 Bayside Parkway, Fremont, California 94538 (“VIRL”), and NXP B.V., a limited liability company incorporated in the Netherlands having its principal place of business at High Tech Campus 60, Eindhoven, the Netherlands (“NXP,” as further defined below).

WHEREAS, VIRL and NXP have entered into that certain Asset Purchase Agreement dated [ — ], 2009 (the “Purchase Agreement”) relating to the sale and transfer to VIRL of certain assets and liabilities relating to the Operations (as defined in the Purchase Agreement) by Seller;

WHEREAS, VIRL and NXP have entered into that certain Intellectual Property Transfer and License Agreement dated of even date herewith (the “IPTLA”) under which, inter alia, NXP has transferred and licensed certain technology and related materials to VIRL in connection with the transactions contemplated by the Purchase Agreement;

WHEREAS, VIRL and NXP have entered into that certain Master License Agreement dated of even date herewith (the “MLA”) under which, inter alia, VIRL has licensed certain technology and related materials to NXP; and

WHEREAS, NXP desires that VIRL provide, and VIRL is willing to provide, certain support and engineering services to NXP on the terms and conditions set forth herein.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VIRL and NXP hereby agree as follows:

1.	DEFINITIONS

Any capitalized term used in this Agreement but not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

1.1	“Change Order” has the meaning set forth in Section 2.5 below.

1.2

“Confidential Information” means any business or technical information of either Party that is designated by the discloser as “confidential” or “proprietary” and, if orally or visually disclosed, summarized in writing by the disclosing Party and transmitted to the receiving Party within thirty (30) days of such disclosure; provided, however, that

Confidential Information shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving Party; (ii) the receiving Party can document is known to the receiving Party at the time of disclosure without violation of any confidentiality restriction and without any restriction on the receiving Party’s further use or disclosure; (iii) the receiving Party can document is independently developed by the Receiving Party without reference to or use of the other Party’s Confidential Information; (iv) was received from a third party rightfully in possession of such information without an obligation of confidentiality; (v) is permitted for release or disclosure to any third party by the written prior consent of the disclosing Party; or (vi) is intentionally furnished to a third party by the disclosing Party without imposing confidentiality restrictions on such third party.

1.3	“Controlled,” with respect to any Intellectual Property Rights and Patents, means rights to Intellectual Property Rights and Patents sufficient to grant the applicable license under this Agreement, without violating the terms of any agreement or other arrangement with any third party or requiring any payment to a third party.

1.4	“Deliverables” means any deliverables identified in a Statement of Work as being provided by VIRL to NXP under this Agreement.

1.5	“Divested Company” has the meaning set forth in the in the IPTLA.

1.6	“Engineering Services” means the technical design and development services to be provided by VIRL to NXP hereunder during the Services Period, as described in and pursuant to a particular Statement(s) of Work.

1.7	“Intellectual Property Rights” has the meaning set forth in the IPTLA.

1.8	“IPTLA” has the meaning set forth in the Recitals hereto.

1.9	“MLA” has the meaning set forth in the Recitals hereto.

1.10	“Minimum Quarterly Redemption” has the meaning set forth in Section 4.3.3 herein.

1.11	“NXP” means NXP B.V. together with its Affiliates to the extent such Affiliates participate hereunder by executing a Statement of Work with VIRL; provided, however, that NXP B.V. shall be and remain responsible for any breach of the terms hereof and any such Statement of Work by any such Affiliates.

1.12	“NXP Licensed IPRs and Patents” means any Intellectual Property Rights and any claims in any Patents that are both (a) infringed by, or embodied or included in, any of the NXP Materials as furnished by NXP hereunder, and (b) owned or Controlled by NXP or any of its Affiliates during the term of this Agreement.

1.13

“NXP Materials” means any technology and/or other materials owned or Controlled by NXP or any of its Affiliates, including without limitation any IP Blocks and Software owned, or licensed from a third party, by NXP or any of its Affiliates (“Third Party

Materials”), that are provided by NXP to VIRL under a Statement of Work in connection with the provision of any Services hereunder. For the avoidance of doubt, NXP Materials shall expressly exclude any Transferred Materials.

1.14	“Open License Terms” means terms in any license that require as a condition of use, modification and/or distribution of a work:

(a)	the making available of source code or other materials preferred for modification, or

(b)	the granting of permission for creating derivative works, or

(c)	the reproduction of certain notices, other than mere copyright or proprietary notices, or license terms in derivative works or accompanying documentation, or

(d)	the granting of a royalty-free license to any party under intellectual property rights, regarding the work and/or any work that contains, is combined with, requires or otherwise is based on the work.

1.15	“Open Source Software” means any software that is licensed under Open License Terms.

1.16	“Parties” means NXP and VIRL collectively, and “Party” means any one of them, as the case may be.

1.17	“Patents” has the meaning set forth in the in the IPTLA.

1.18	“Program Manager” has the meaning set forth in Section 2.12.2 below.

1.19	“Purchase Agreement” has the meaning set forth in the Recitals hereto.

1.20	“Services” means, collectively, the Engineering Services and the Support Services.

1.21	“Services Period” means the period commencing on the Effective Date and expiring forty-two (42) months thereafter.

1.22	“Specifications” means the technical and functional specifications of each Deliverable, as set forth in the applicable Statement of Work.

1.23	“Statement of Work” means each separate written statement of work executed by the Parties in accordance with Section 2.1 below, a form of which is attached as Exhibit A hereto, which details the Services and associated Deliverables and Specifications, and payment and other obligations with respect to each Party, as may be amended from time to time by mutual agreement of the Parties.

1.24	“Steering Committee” means the committee established by the Parties pursuant to Section 2.10 below.

1.25	“Subcontractors” has the meaning set forth in Section 2.14.1 below.

1.26	“Support Services” means the maintenance and support services and training to be provided by VIRL to NXP pursuant to Section 2.16 below.

1.27	“Third Party Materials” has the meaning set forth in Section 1.15 above.

1.28	“Token” has the meaning set forth in Section 4.3.1 below.

1.29	“Transferred Materials” has the meaning set forth in the in the IPTLA.

1.30	“US/Netherlands Treaty” means the Convention Between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes and Income, as amended and as in effect as of the Effective Date.

1.31	“VIRL Competitor” means the Persons listed or otherwise described on Exhibit H hereto.

1.32	“VIRL Materials” means the “Licensed Materials,” as that term is defined in the MLA.

2.	PERFORMANCE OF SERVICES

2.1	Services. Subject to payment of the Services fees pursuant to Section 4 below, VIRL shall provide the Services to NXP during the Services Period. Upon a request for Services by NXP, the Parties shall promptly negotiate in good faith the terms of a Statement of Work covering such Services. VIRL shall not reject any requests for a Statement of Work within the scope of the defined Engineering Services, except as permitted in Sections 2.2 and 3.2.1. Each Statement of Work shall become effective and shall be incorporated as part of this Agreement under Exhibit A by reference, upon the execution of such Statement of Work by the designated NXP Steering Committee member for NXP and an authorized representative of VIRL. Except as contemplated in Section 2.16.3 below, VIRL shall not commence work under any Statement of Work prior to the execution and effective date of such Statement of Work, without written approval of the NXP program manager.

2.2	Rejection of Statement of Work or Change Order.

2.2.1

Insufficiency of Assets. If VIRL believes that it is or could be unable to perform any requested Services under a Statement of Work or Change Order because either (x) *** or (y) the Employees are insufficiently knowledgeable to perform such Services, then NXP shall be required (prior to and as a condition of VIRL to entering into a Statement of Work, in the case of a request for Services) to provide or license or have provided or have licensed to VIRL ***, and/or services (including services provided by the employees of NXP and/or its Affiliates) adequate to enable VIRL to perform such Services under such Statement of Work or Change Order, in any of the following manners or combination(s) thereof to be selected at the reasonable discretion of NXP: (a) by transfer or license by *** for no consideration and otherwise on substantially the same terms and conditions as ***; (b) by transfer or license by *** for reasonable and fair monetary (and no other) consideration and otherwise on substantially the same terms and conditions as ***; (c) by procuring such rights or assets from *** for reasonable and fair monetary (and no other) consideration and on commercially reasonable terms and conditions; or (d) by providing the services of the relevant employee(s) of NXP or its Affiliates to VIRL. If VIRL is required as result of this Section 2.2.1 to pay monetary consideration to any Person, the amount of such payment, plus an administrative fee determined by VIRL but in no event greater than *** (***%) of the consideration paid by VIRL, shall be chargeable to NXP under the Statement of Work or Change Order, and such charge shall be satisfied by offset of outstanding Tokens at the rate of *** of a Token per U.S. dollar. If NXP is unable to or does not transfer or license to or procure for VIRL the rights, assets or services of employees described in the first sentence of this Section 2.2.1 in respect of any request for Services, Statement of Work or Change Order, then VIRL may decline such request for Services and/or reject such Statement of Work or Change Order.

2.2.2	Insufficient Capacity. VIRL shall have the right to reject any request for Services, including any Statement of Work or Change Order requested by NXP or any of its Affiliates, to the extent above the Minimum Quarterly Redemption on a quarterly basis, if it reasonably determines, after good faith discussion with NXP, that it does not have the capacity to fulfill the requirements.

2.3	Statements of Work on Behalf of Third Parties. The Parties acknowledge that: (i) NXP may enter into Statements of Work for Deliverables for its Divested Companies and, solely to the extent permitted in the IPTLA, for *** (***) and *** (***); (ii) NXP may pay for such Services with Tokens; and (iii) the Deliverables under any such Statement of Work may be sublicensed and delivered to the Divested Company, *** or ***, as applicable, pursuant to the express terms of the IPTLA or MLA, as applicable. In no event shall this Section 2.3 be construed as granting any Divested Company (other than Hotline Support pursuant to Section 2.16.1 below), *** or *** any rights under this Agreement.

2.4	Specifications Quality Requirements. VIRL shall develop each Deliverable in accordance with its Specifications and will provide the personnel, materials, equipment, data, programs or products, as set forth in the applicable Statement of Work. VIRL shall adhere to such quality and qualification requirements as agreed under the Statement of Work and in accordance with the Quality Document attached as Exhibit E hereto, in all material respects.

2.5	VIRL Materials. Each Statement of Work shall specifically identify any and all VIRL Materials that will be included with or incorporated in any of the Deliverables under such Statement of Work.

2.6	Deliverable Classification. Each Statement of Work shall expressly classify each Deliverable as a Successor Version or Combination Version (to the extent such Deliverable relates to the development or modification of an IP Block(s) that is part of the Transferred Materials) and whether rights to such Deliverable are licensed to NXP pursuant to the IPTLA or the MLA or will be owned by NXP pursuant to Section 3.5.1.

2.7	Deliverables. VIRL shall test and evaluate each Deliverable to verify that it conforms to its Specifications. The verification tests and procedures for each Deliverable shall be described in the applicable Statement of Work. Prior to final delivery of a Deliverable, VIRL shall (i) run all of the tests for such Deliverable as described in the applicable Statement of Work, (ii) certify that all such tests have been successfully completed, and (iii) deliver to NXP the results from the tests. If within five (5) Business Days of delivery of a Deliverable NXP notifies VIRL in writing that it disagrees, in good faith, with the results of such tests, the Parties shall, unless otherwise agreed in writing, meet and cooperatively repeat such tests together, the results of which shall be determinative as to whether such Deliverable conforms to the its Specifications under the applicable Statement of Work. VIRL shall deliver each Deliverable to NXP as set forth in the applicable Statement of Work. The Deliverables under a Statement of Work shall be covered under the warranty provisions set forth in Section 6.2 below.

2.8	Documentation. VIRL shall create, develop and provide NXP with documentation, written in the English language, for each Deliverable as may be specified in the applicable Statement of Work.

2.9	Time Critical Statement of Work. If the completion of a Deliverable(s) under a Statement of Work is time critical, as expressly identified in such Statement of Work, the priority of the Statement of Work will be set at a high priority when it is created and the Statement of Work will be signed by VIRL’s CEO. Upon request of NXP, all such time critical Statements of Work shall have weekly status reviews by the Steering Committee, which shall include, without limitation, any failures to meet a milestone or problems that will likely result in not meeting a milestone.

2.10	Termination of Statements of Work. NXP shall have the right to terminate any Statement of Work by providing written notice of termination to VIRL, and such termination shall become effective upon the earlier of (i) two (2) weeks after VIRL’s receipt of such termination notice, (ii) completion of fifty percent (50%) of the Services then-remaining under such Statement of Work (as measured on a Token usage basis), and (iii) the Parties enter into a substitute Statement of Work requiring substantially similar engineering skills. In such cases, NXP shall only be charged for the Token amount equivalent to the Services actually provided by VIRL prior to the effective date of such termination.

2.11	Change Orders. Either Party may request in writing any proposed change be made to the requirements identified in a Statement of Work. The Parties shall promptly review any proposed changes to a Statement of Work (each a “Change Order”) and respond with the impact on the applicable schedule and deliverables to the other Party. Any Change Order must be executed by both Parties prior to the incorporation of such Change Order into the Statement of Work. Pending agreement by the Parties on any Change Order or in the event the Parties do not agree to any Change Order, VIRL shall continue to perform and be paid in Tokens as if such Change Order had not been requested or recommended.

2.11.1	NXP Request. Upon NXP’s submission of a Change Order to VIRL, VIRL shall as soon as reasonably possible, but not longer than five (5) business days, advise NXP of the resultant impact on the number of Tokens and the delivery schedule and shall provide such information as NXP may reasonably request to determine the reasonableness of the number of Tokens and delivery schedule impact. NXP and VIRL shall negotiate the Change Order request in good faith, including reasonable adjustment of number of Tokens, delivery schedule and/or other applicable terms in the Statement of Work. After reaching agreement on such number of Tokens, delivery schedule and other terms and the execution of the Change Order by both Parties, VIRL shall proceed with the Change Order.

2.11.2	VIRL Request. VIRL may submit Change Orders to NXP, each of which shall detail the impact on the number of tokens and delivery schedules, and VIRL shall provide such information as NXP may reasonably request to determine the reasonableness of the number of Tokens and delivery schedule impact. If NXP determines in its sole discretion to allow a Change Order, NXP and VIRL shall negotiate the Change Order request in good faith, including reasonable adjustment of number of Tokens, delivery schedule and/or other applicable terms in the Statement of Work. After reaching agreement on such number of Tokens, delivery schedule and other terms and the execution of the Change Order by both Parties, VIRL shall proceed with the Change Order.

2.12	Steering Committee.

2.12.1	Responsibility. The Parties shall establish the Steering Committee to (i) oversee the performance of this Agreement, including without limitation, any rejection of Statements of Work pursuant to Section 2.2 above, and the business relationship under this Agreement between the Parties, (ii) discuss the future strategic technology roadmaps of each Party and seek alignment with respect thereto, and (iii) resolve any disputes arising out of this Agreement; provided, however, that any disputes not resolved by the Steering Committee shall be escalated in accordance with Section 9.14 below. Without limiting the generality of the foregoing, the Parties shall establish a set of key performance indicators (“KPIs”) in order to oversee the performance of this Agreement. The KPIs shall be reviewed on a quarterly basis, and improvement action will be defined for yellow and red indicators. The KPIs as of the Effective Date are set forth in Exhibit D hereto.

2.12.2

Members. The Parties shall select members for the Steering Committee as follows: the Steering Committee will be comprised of an equal number of representatives from each of the Parties, and such representatives shall comprise of a program manager from each Party (“Program Manager”) and at least one (1) additional manager from each Party at the product development level. Each Party may select its own members. Either Party may replace its members at any time, upon written notice to the other Party. NXP’s Program Manager shall be authorized to sign Statements of Work under this Agreement on the behalf of NXP.

2.12.3	Meetings. The Parties shall co-operate to agree upon locations and times (no less than one meeting every calendar quarter) for meetings of the Steering Committee. Each Party, on a rotating basis, shall (a) provide a location suitable for the Steering Committee to meet, (b) notify the other Party of the time and location of the meeting, and (c) prepare minutes of the meeting and distribute such minutes for the Steering Committee’s approval. Each Party will be responsible for any expenses of its members associated with attendance of Steering Committee meetings. Steering Committee members may participate in any such meeting in person, by telephone, or, if practical, by video conference.

2.12.4	Decision Making. Any meeting of the Steering Committee must involve no less than a quorum of members, which means a majority of the members of the Steering Committee, including at least one member representing each Party. Decisions of the Steering Committee must be made by unanimous approval at a meeting in which a quorum is present. If the Steering Committee is unable to make a decision, or if a dispute otherwise arises under this Agreement, it should be escalated in accordance with Section 9.14 below.

2.13	Disclosure to the Other Party of Relevant Information. Each Party will disclose to the other all information which that Party reasonably believes is relevant to completing the activities set forth in the Statement of Work. Any such disclosures shall be subject in all respects to the obligations of confidentiality pursuant to Section 6 of this Agreement.

2.14	Contractors.

2.14.1	VIRL shall be permitted to subcontract with third party contractors (“Subcontractors”) for the performance of Services, subject to Section 2.14.2; provided that VIRL agrees that it shall enter into a written agreement with each Subcontractor under which:

(a)	the Subcontractor shall be bound to maintain as confidential all NXP Confidential Information disclosed to it, on terms not less strict than those set forth in Section 5 herein; and

(b)	with respect to any Services provided to develop, modify or otherwise change any NXP Materials, the Subcontractors shall be bound to assign to VIRL all modifications, improvements and derivative works made to such NXP Materials in the performance of such Services, which VIRL shall assign to NXP pursuant to Section 3.3.1 below.

2.14.2	VIRL may use third party contractors as provided under Section 2.12.1 for Services; provided, however, that VIRL shall not use third party contractors for Services relating to Third Party Materials without NXP’s prior consent. The Parties acknowledge that there may be a delay in creating and signing a Statement of Work that includes Third Party Materials if a third party contractor is used thereunder, due to obtaining such prior consent. In the event that the need for a third party contractor arises after a Statement of Work that includes Third Party Materials is signed and the need for such third party contractor was not reasonably apparent prior to the signing of such Statement of Work, then if obtaining NXP’s consent causes a delay in VIRL’s ability to meet a milestone for a Deliverable under such Statement of Work, the date for meeting such milestone shall be extended by one day for each day of delay caused by the need to obtain NXP’s consent.

2.14.3	VIRL shall be responsible for the acts and omissions of its Subcontractors under this Agreement, and shall remain primarily liable to NXP for all obligations of VIRL hereunder that are subcontracted by VIRL.

2.15	***. VIRL shall use commercially reasonable efforts for a period of twelve (12) months after the Effective Date (the “Initial Year”) to *** hereto. *** shall be reviewed as a KPI in the Steering Committee. For all Statements of Work that are entered into at or about the time of the Closing, and that are for projects that are active at the time of Closing, NXP shall have the right to request that certain Employees be assigned to perform the Services under such Statements of Work, and VIRL shall use reasonable efforts to assign such specified Employees to such Statements of Work. In addition, during the Initial Year, NXP shall have the right to request that VIRL use certain Employees to perform the Services under Statements of Work, and VIRL shall use reasonable efforts to use such specified Employees for such Statements of Work, subject to the availability of such specified Employees.

2.16	Support Services. The following Token-based support services apply to Transferred Materials, and are not in place of any warranty obligations for errors or defects in Transferred Materials under this Agreement, or for support services for VIRL Materials furnished under the Master License Agreement, which shall be provided to NXP pursuant to the terms hereof or thereof, respectively, without any additional change under this Agreement.

2.16.1

Hotline Support. During the Services Period, VIRL shall provide hotline support services to NXP and Divested Companies, including telephone support, bug identification, electronic defect reporting and determining actions required to correct identified bugs, in the English language, using a staff of technical support engineers, from 9 a.m. to 5 p.m. CET, pursuant to a Statement of Work (the “Hotline Statement of Work”). The Hotline Statement of Work shall have an initial term of three (3) months and shall automatically renew upon expiration for additional three (3) month periods, unless and until terminated by NXP by providing three (3) months’ written notice of termination to VIRL. The Parties estimate that twenty (20) Tokens will be redeemed by NXP for Support Services to be provided during the initial term of the Hotline Statement of Work, and such number of Tokens shall be redeemed in accordance with such estimate. Thereafter, in advance of each renewal term of the Hotline Statement of Work, the Steering Committee shall estimate in good faith the number of Tokens anticipated to be consumed by NXP for Support Services to be provided during such renewal term, and such estimated number of Tokens shall be redeemed in accordance with such estimate. Notwithstanding the foregoing, at the end of the initial term and each renewal term of the Hotline Statement of Work, VIRL shall calculate and the Steering Committee shall review the actual number of Tokens consumed under the Hotline Statement of Work during such initial or renewal term and, if such actual number is lesser or greater than the estimate applicable to such term, credit or debit NXP in Tokens accordingly.

2.16.2	Non-Critical Error Correction. During the Services Period, VIRL shall provide error correction services for non-critical errors to NXP pursuant to an open Statement of Work (the “Open Statement of Work”). Requests for such Support Services shall be made in writing by NXP’s Program Manager and included in the Open Statement of Work upon approval by VIRL’s Program Manager. In advance of each three (3) month period during the Services Period, VIRL shall estimate in good faith and the Steering Committee shall review the number of Tokens anticipated to be consumed by NXP for Support Services to be provided during such three (3) month period under the Open Statement of Work, and such estimated number of Tokens shall be redeemed in accordance with such estimate. Notwithstanding the foregoing, at the end of each such three (3) month period, VIRL shall calculate and the Steering Committee shall review the actual number of Tokens consumed under the Open Statement of Work during such period and, if such actual number is lesser or greater than the estimate applicable to such period, credit or debit NXP in Tokens accordingly.

2.16.3	Critical Error Correction. During the Services Period, VIRL shall provide error correction services for errors deemed to be “critical” in case of an “A (Critical)” error as described in the Quality Agreement attached hereto as Exhibit E or any other critical error as established by mutual agreement of the Parties pursuant to a Statements of Work (each, a “Critical Error Statement of Work”). Requests for such Support Services shall be made in writing by NXP’s Program Manager, and the Parties shall negotiate in good faith the terms of a corresponding Critical Error Statement of Work with the goal of executing such Critical Error Statement of Work within two (2) weeks of NXP’s request for such Support Services. VIRL shall commence providing such Support Services promptly and prior to execution of such Critical Error Statement of Work, and in the event that such Critical Error Statement of Work is not executed by both Parties within two (2) weeks of NXP’s request for such Support Services, such Support Services shall instead be included in the Open Statement of Work and subject to Section 2.16.2 above.

2.17	Updates and Upgrades. During the Services Period, VIRL shall provide NXP, without additional charge, any Updates and Upgrades, which VIRL generally makes available to its customers. VIRL shall provide Updates and Upgrades to NXP prior to or at the same time VIRL makes such Updates and Upgrades available to its other customers on a free-of-charge basis. VIRL shall provide NXP prior notice of any upcoming Updates and Upgrades. For the purposes of this Section 2.11, “Update” means correction of errors (“bug fixes”), patches, modifications, and performance enhancements and future releases of a Deliverable provided under this Agreement that does not add substantial new features or functionality to such Deliverable, expressly excluding any of the foregoing created by or on behalf of VIRL in connection with the provision of any Support Services, and “Upgrade” means a new release of a Deliverable provided under this Agreement that adds substantial new features and/or functionality to the original functional characteristics of such Deliverable, expressly excluding any such new release created by or on behalf of VIRL in connection with the provision of any Support Services.

2.18	Documentation and Code. During the Services Period, VIRL shall, at its own expense, (i) upon NXP’s request and to the extent not previously delivered, deliver to NXP the object code portions of any software included in any Deliverable and associated usage documentation required for use of the Deliverables in machine readable format and (ii) on a quarterly basis and to the extent not previously delivered, deliver to NXP the source code portions of any software included in any Deliverable, which shall include, to the extent available, schematics, programmer’s notes, flow charts, logic diagrams and other similar materials and documentation, it being agreed that if such source code constitutes modified Transferred Software (as defined in the IPTLA) and NXP provided schematics for such source code when it was originally transferred to VIRL, VIRL shall also include updated schematics with such delivery. If (i) delivery of source code to NXP is required in a particular Statement of Work or (ii) NXP’s Program Manager requests in writing an intermediate delivery of source code for a particular Deliverable, such requests to be no more frequent than two (2) times in any twelve (12) month period, VIRL will deliver the source code for such Deliverable, together with all related documentation required for maintenance, enhancement and modification of such Deliverable in both print and machine readable format within the applicable timeframe as agreed in the Statement of Work or within five (5) Business Days after a NXP request, as applicable. In the event that NXP requests more deliveries of source code than specified in this Section 2.18, NXP shall submit the request in writing to the Steering Committee for approval.

3.	LICENSE GRANTS; PROPRIETARY RIGHTS

3.1	Deliverables.

3.1.1	Transferred Materials, Successor Versions and Combination Versions. Deliverables or portions thereof that constitute Transferred Material(s), Successor Version(s) or Partial Combination Version(s) shall be licensed to NXP pursuant to the IPTLA.

3.1.2	VIRL Materials. Deliverables or portions thereof that constitute VIRL Material(s) or modifications or derivative works thereof (including any Combination Version(s) but excluding Successor Versions and Partial Combination Versions) shall be licensed to NXP pursuant to the MLA.

3.2	NXP Materials.

3.2.1 License. Subject to the terms and conditions of this Agreement, upon execution of each Statement of Work, NXP grants to VIRL a non-exclusive, worldwide, royalty free, fully paid-up, non-transferable license or sublicense, as applicable, under the NXP Licensed IPRs and Patents applicable to the NXP Materials provided by NXP to VIRL under such Statement of Work, to use such NXP Materials for the sole purpose of providing the Services to NXP hereunder with respect to such Statement of Work, and solely for the duration of such Statement of Work. VIRL shall comply with any restrictions covering Third Party Materials expressly set forth in a Statement of Work or a Change Order or in a separate license agreement executed by the Parties covering such restrictions; provided, however, that if VIRL does not consent to such restrictions, such consent not to be unreasonably withheld, delayed or conditioned, VIRL shall be under no obligation to enter into such Statement of Work or Change Order and may decline NXP’s request to provide such Services.

3.2.2 ***. Notwithstanding the limited license granted in this Section 3.2, VIRL shall be free, and NXP hereby grants to VIRL, the right to use for any purpose the ***; provided however that VIRL shall maintain the confidentiality of the NXP Materials to the extent required under this Agreement. For the purpose of this Section 3.2.2, *** means *** in the *** of *** have had *** such *** by such *** to *** such ***. However, this Section 3.2.2 does not grant VIRL any rights under any Intellectual Property Rights or Patents of NXP or its Affiliates.

3.2.3 Open Source. The license granted by NXP to VIRL under Section 3.2.1 above does not include the right to, and VIRL shall not perform any actions in a manner that would require any software included in the NXP Materials licensed hereunder by NXP to VIRL, in whole or in part, or any derivative work thereof, to be licensed under Open License Terms.

3.3	Engineering Services for NXP Materials under Statements of Work.

3.3.1 If VIRL (or its Subcontractors) designs, develops, ports, modifies or creates derivative works of NXP Materials furnished by NXP to VIRL under a Statement of Work for Engineering Services (“NXP Materials Deliverables”), or otherwise in performing under this Agreement modifies or creates derivative works of any NXP Materials (“NXP Materials Derivatives”), as between VIRL and NXP, such NXP Materials Deliverables and NXP Materials Derivative Works, shall be the sole and exclusive property of NXP, provided that if such NXP Materials Derivatives are incorporated into another work, including Successor Versions and Combination Versions, only the portion of such other work that constitutes NXP Materials Derivatives shall be the sole and exclusive property of NXP, and VIRL agrees to assign and does hereby expressly assign to NXP all rights, title, and interest in and to such NXP Materials Deliverables and NXP Materials Derivatives, including any and all moral rights VIRL may have in such NXP Materials Deliverables and NXP Materials Derivatives. If any portions of the NXP Materials Deliverables or NXP Materials Derivatives are not assignable by VIRL, VIRL hereby grants to NXP a nonexclusive, worldwide, fully-paid, royalty-free, irrevocable, non-terminable, unrestricted, perpetual, freely assignable and freely sublicensable (on multiple tiers) license to such NXP Materials Deliverables and NXP Materials Derivatives for any and all purposes, and if any such portions of the NXP Materials Deliverables or NXP Materials Derivatives are not so licensable by VIRL, VIRL hereby agrees that it shall not assert against NXP or its Affiliates or their respective successors or assigns, contractors, licensees, customers, clients or other designated parties, any claim of infringement, misappropriation or any other violation of any right solely with respect to such NXP Materials Deliverables or NXP Materials Derivatives. During and after this Agreement, VIRL will provide NXP with reasonable assistance, at NXP’s expense, to secure, maintain and defend for NXP’s benefit all Intellectual Property Rights, Patent Rights, and proprietary rights in and to such NXP Materials Deliverables and NXP Materials Derivatives.

3.3.2 NXP shall secure and protect that portion of the Deliverables containing any VIRL Material(s) and/or Transferred Material(s) (excluding any NXP Materials that may be incorporated therein) as VIRL’s Confidential Information (as long as and to the extent such Deliverables constitute Confidential Information) pursuant to the terms of Section 5 below

3.3.3 VIRL shall protect any NXP Materials, NXP Materials Derivatives and NXP Materials Deliverables, including NXP Materials that may be incorporated in the Deliverables, as NXP’s Confidential Information (as long as and to the extent such Deliverables constitute Confidential Information) pursuant to the terms of Section 5 below.

3.3.4 NXP shall not remove, alter, cover, or obscure any patent, copyright, trademark, or other proprietary rights notice placed by VIRL (or its third party licensors) on any Deliverable or any portion thereof (excluding NXP Materials incorporated therein), and VIRL shall not remove, alter, cover, or obscure any patent, copyright, trademark, or other proprietary rights notice placed by NXP (or its third party licensors) on any NXP Materials or any portion thereof.

3.4	No Other Licenses or Rights. Except as expressly set forth in this Section 3, no license or any other right to any technology, materials, Intellectual Property Rights or Patents, expressly or by implication, estoppel, statute or otherwise is granted by either Party to the other Party under this Agreement.

4.	EXPENSES, MINIMUM PAYMENTS AND FEES

4.1	Expenses. Except as may be otherwise provided in a Statement of Work or this Agreement, each Party shall be solely responsible for its own expenses in connection with its activities under this Agreement.

4.2	Quarterly Payments. NXP shall pay VIRL sixteen (16) quarterly payments, as set forth in Exhibit B hereto.

4.3	Tokens.

4.3.1	Services. Services shall be provided to NXP on a service token (“Token”) basis in accordance with the Token table set forth in Exhibit C hereto. For requested Services that are not listed in Exhibit C hereto, the Parties shall negotiate in good faith the number of Tokens applicable to the provision of such Services, calculated on a time and materials basis.

4.3.2	Issuance of Tokens. As consideration for the payments by NXP under Section 4.2 above, VIRL shall issue *** (***) Tokens to NXP upon the Effective Date. Tokens shall be redeemable by NXP for the provision of Services by VIRL in accordance with Exhibit C hereto.

4.3.3	Redemption of Tokens. NXP shall redeem at least *** (***) Tokens per quarter during the Services Period (“Minimum Quarterly Redemption”); provided, however, that should NXP redeem more than the Minimum Quarterly Redemption in any give quarter, the Minimum Quarterly Redemption for the immediately subsequent quarter(s) shall be reduced by the amount of such overage until such overage has been fully credited. Token redemption shall be calculated on a day-to-day basis as VIRL provides the Services. A project cannot consume more Tokens than has been agreed upon in the applicable Statement of Work or any Change Order, each as executed by both Parties.

4.3.4	Token Expiration. Failure to meet the Minimum Quarterly Redemption in any given quarter (other than due to delay in VIRL providing the Services) shall result in the automatic expiration of all unredeemed Tokens in the Minimum Quarterly Redemption for such quarter. NXP shall not be entitled to any refund, credit or other right of redemption with respect to any expired Tokens.

4.3.5

Token Reporting. Each month VIRL’s Program Manager shall report the historical and, for executed Statements of Work, future Token consumption to the other members of the Steering Committee. NXP’s Program Manager shall similarly report to the other members of the Steering Committee on a monthly basis the anticipated future Token consumption related to planned but unexecuted Statements of Work, which shall include a non-binding forecasted coverage of at least six (6) months. Discrepancies between NXP’s forecasted requirements for Services and its actual Service requirements shall be tracked as a KPI pursuant to Section 2.12.1 above. Likewise, VIRL’s ability to commence the performance of Services in accordance with NXP’s forecasted requirements for Services, if such

Services are actually requested by NXP as forecasted, shall be tracked as a KPI pursuant to Section 2.12.1 above. Potential undercoverage of the Minimum Quarterly Redemption for the current and immediately subsequent quarter shall be highlighted. A form of the Token report to be provided by each Party is attached as Exhibit F hereto. The Steering Committee may change the reporting structure for the reports required under this Section 4.3.5.

4.3.6	Purchase of Additional Tokens. NXP may purchase additional Tokens, at a per Token price designated in writing by VIRL, which price may not be greater than the per Token price of *** United States dollars (US$***), in increments of not less than *** United States dollars (US$***), redeemable for the provision of Services by VIRL in accordance with Exhibit C hereto. Additional Tokens purchased by NXP under this Section 4.3.6 shall not be subject to the Minimum Quarterly Redemption, but shall automatically expire upon the expiration of the Services Period; provided, however, that, notwithstanding the foregoing, NXP shall have the right redeem such additional Tokens after the expiration of the Services Period solely with respect to Statements of Work under which Services have not been completed as of the date of such expiration and provided, further, that, in any event, the right to redeem such additional Tokens in connection with such Statements of Work shall automatically expire on the date that is six (6) months of the expiration of the Services Period.

4.4	Currency. All payments due under this Agreement shall be made in U.S. dollars by wire transfer to such bank account(s) as VIRL identifies in writing from time to time.

4.5	Taxes. All amounts paid hereunder by NXP are gross amounts and shall be paid without withholding for or on account of any tax, but are exclusive of any value added tax (VAT) or analogous tax only. If the transactions as described in this Agreement are subject to any applicable VAT or analogous tax, VIRL shall provide NXP with a valid invoice that complies with local tax regulations and which specifically states this tax. Provided VIRL has stated VAT or analogous tax on the applicable invoice, NXP shall pay to VIRL the VAT or analogous tax properly chargeable in respect of that payment. NXP reserves the right to withhold payment of VAT or analogous tax to VIRL until VIRL has provided NXP with a valid invoice which states such tax. If VIRL has incorrectly determined the amount of VAT chargeable to NXP, then the invoice shall be corrected and (a) where NXP has overpaid any amount, VIRL shall repay this amount plus interest to NXP and (b) where NXP has paid less than the correct amount, NXP shall pay the outstanding amount to VIRL upon receipt of a valid invoice. In the event that NXP is refused recovery of such input VAT by means of a deduction or refund by a taxing authority, solely because of an incorrect initial invoice made out by VIRL, VIRL will repay such VAT plus interest except where such refusal has arisen as a result of an action (or inaction) by NXP in respect of compliance with local tax legislation.

4.6	No Set-Off. In no event shall NXP be entitled to set off any fees that NXP owes to VIRL hereunder against any fees or payments that VIRL may owe to NXP pursuant to any other agreement between the Parties.

5.	CONFIDENTIALITY

Except as otherwise expressly provided herein, the receiving Party may use the Confidential Information provided pursuant to this Agreement only for the activities expressly identified in this Agreement, including pursuant to Statements of Work for Services and Deliverables to be provided to or for a Divested Company. The Confidential Information shall not be used for any other purpose. The receiving Party shall use the same level of care, but in any event will not use less than reasonable care, to prevent disclosure of the other Party’s Confidential Information that it uses with its own information of similar sensitivity and importance. However, each Party may disclose Confidential Information of the other Party: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that to the extent permitted by applicable law, the Party required to so disclose gives reasonable notice to the other Party to contest such order or requirement; (ii) on a confidential basis to legal or financial advisors and third party contractors (including, with respect to VIRL, Subcontractors); and (iii) to Divested Companies with respect to Statements of Work entered into pursuant to Section 2.3. Notwithstanding anything herein to the contrary, NXP shall not allow any individual who is an employee or agent of a VIRL Competitor to have access to any of VIRL’s Confidential Information, except in strict accordance with the Subcontractor Agreement in the form attached as Exhibit I hereto, which Subcontractor Agreement shall be executed by Parties on or before the Effective Date.

6.	WARRANTY; DISCLAIMER

6.1	General. Each Party represents and warrants to the other that:

6.1.1	it has the legal right and power to enter into this Agreement and to extend the rights and licenses granted to the other in this Agreement;

6.1.2	the execution, delivery and performance of this Agreement does not in any way conflict with any agreements, contracts or other arrangements to which it is a party as of the Effective Date;

6.1.3	it shall not enter into any agreement that would expressly preclude it from fulfilling its obligations under this Agreement; and

6.1.4	to its knowledge, as of the Effective Date, no action, suit, proceeding, arbitration, or governmental investigation is pending or threatened against such Party that could reasonably be expected to materially interfere with the performance of its obligations hereunder.

6.2	Additional VIRL Warranties. VIRL further represents and warrants to NXP that:

6.2.1	Services. VIRL shall (i) assign engineers of appropriate skills and background to perform the Services under a Statement of Work, and (ii) perform all Services in a workmanlike manner.

6.2.2	Deliverables. For a period of *** (***) *** from the delivery of a Deliverable under a Statement of Work, such Deliverable shall conform in all material respects to the Specifications for such Deliverable, provided that the duration of this warranty shall be extended by the period of time taken by VIRL to correct any defects in such Deliverable under this warranty, for the purpose of allowing NXP sufficient time to inspect, test and identify any further or new defects after the delivery of such corrections. The foregoing warranty does not apply to any element of any Deliverable that has been modified, combined with other products, or used improperly.

6.2.3	No Malicious Code. At the time of delivery to NXP, the Deliverables shall be free of all: (i) time bombs, disabling features, drop dead devices, stop code or other software routines designed to disable computer software automatically with the passage of time, through remote activation or in any other manner (other than any such features in the Transferred Materials as delivered by NXP to VIRL pursuant to the IPTLA, in the NXP Materials as licensed by NXP to VIRL hereunder, and/or in the VIRL Materials as licensed by VIRL to NXP pursuant to the MLA); and (ii) except for any portion of any Deliverables incorporating Transferred Materials (as delivered by NXP to VIRL pursuant to the IPTLA) and/or NXP Materials (as licensed by NXP to VIRL hereunder), viruses, Trojan horses, back door, worms or other software routine or hardware component designed to permit unauthorized access, disable or erase (each in a harmful manner) or otherwise harm software, hardware or data; or perform any other such harmful actions (other than any such features in the Transferred Materials as delivered by NXP to VIRL pursuant to the IPTLA, in the NXP Materials licensed by NXP to VIRL hereunder, and/or in the VIRL Materials as licensed by VIRL to NXP pursuant to the MLA).

6.2.4	Open Source Software. Except as may be set forth in a Statement of Work, VIRL shall not add any Open Source Software to any Deliverable, except such Open Source Software as may be incorporated in the Transferred Materials as delivered by NXP to VIRL pursuant to the IPTLA, in the NXP Materials licensed by NXP to VIRL hereunder, and/or in the VIRL Materials as licensed by VIRL to NXP pursuant to the MLA.

6.3	VIRL Tax Representations.

6.3.1	VIRL is a resident of the United States for purposes of the US/Netherlands Treaty and is entitled to all of the benefits thereof without limitation by Article 26 thereof (entitled “Limitation on Benefits”).

6.3.2	VIRL does not have a permanent establishment in the Kingdom of the Netherlands for purposes of the US/Netherlands Treaty, and no royalty to be received by it pursuant to this Agreement will be attributable to such a permanent establishment for purposes of the US/Netherlands Treaty.

6.4	Sole and Exclusive Remedy. FOR ANY BREACH OF THE WARRANTY CONTAINED IN SECTION 6.2.1 OR 6.2.2, NXP’S SOLE AND EXCLUSIVE REMEDY WILL BE THAT VIRL SHALL, AT VIRL’S OPTION AND EXPENSE, EITHER REPLACE, CORRECT, OR PROVIDE A REASONABLE WORKAROUND FOR THE DEFECTIVE OR AFFECTED PORTION OF THE DELIVERABLES WITHIN THIRTY (30) DAYS OF BEING INFORMED OF THE BREACH OF WARRANTY, PROVIDED THAT SUCH REPLACEMENT, CORRECTION OR WORKAROUND SHALL NOT SUBSTANTIALLY ALTER THE FUNCTIONALITY OF THE DELIVERABLES (OTHER THAN TO CORRECT THE APPLICABLE DEFECT). VIRL SHALL COMMENCE SUCH WARRANTY ACTIVITY PROMPTLY FOR ERRORS REASONABLY IDENTIFIED AS CRITICAL BY NXP. ANY WARRANTY CLAIM UNDER SECTION 6.2.1 MUST BE MADE WITHIN *** (***) MONTHS OF FINAL DELIVERY (AFTER ALL DEFECTS UNDER WARRANTY HAVE BEEN CORRECTED) OF THE APPLICABLE DELIVERABLE TO NXP UNDER A STATEMENT OF WORK, AND ANY WARRANTY CLAIM UNDER SECTION 6.2.2 MUST BE MADE DURING THE TERM OF WARRANTY SET FORTH IN SECTION 6.2.2.

6.5	Disclaimer of Other Warranties. THE WARRANTIES IN THIS SECTION 6 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, VIRL DOES NOT WARRANT, EXCEPT AS EXPRESSLY SET FORTH ABOVE, THAT THE DELIVERABLES WILL MEET NXP’S REQUIREMENTS, THAT ANY DELIVERABLE WILL OPERATE IN THE COMBINATION(S) THAT NXP MAY SELECT OR USE, THAT THE OPERATION OF THE DELIVERABLES WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL ERRORS IN THE DELIVERABLES WILL BE CORRECTED.

7.	INDEMNIFICATION AND LIMITATION OF LIABILITY

7.1	Infringement Indemnity.

7.1.1	Deliverables.

7.1.1.1 Duty to Indemnify and Defend. VIRL will indemnify and hold harmless NXP against, and will defend or settle at VIRL’s own expense, subject to the limitations stated in Sections 7.2 and 7.3 below and, to the extent applicable, the provisions of Sections 8.6 and 8.7 of the Purchase Agreement, any action or other proceeding brought against NXP, its Affiliates or their respective officers, shareholders or employees (each a “NXP Indemnified Party”) to the extent that it is based on a claim that any Deliverable under this Agreement infringes or misappropriates a copyright, Patent or other Intellectual Property Right of a third party. VIRL will pay any damages (including attorneys’ fees) awarded against the NXP Indemnified Party in any such action or proceeding and any costs and expenses (including reasonable attorneys’ fees) incurred by the NXP Indemnified Party to the extent attributable to any such claim, subject to the limitations stated in Sections 7.2 and 7.3 below. NXP agrees to provide VIRL with prompt notice of any action or other proceeding brought against a NXP Indemnified Party for which such NXP Indemnified Party has indemnification rights hereunder, provided that the failure to provide such prompt notice shall not relieve Virage Logic of its indemnification obligations hereunder except to the extent it is materially prejudiced thereby. NXP hereby agrees, and shall procure that each other NXP Indemnified Party agrees as a condition of being indemnified hereunder, that Virage Logic will have the sole right to control the defense and settlement of any third party claim hereunder, provided that the NXP Indemnified Party may participate in the defense and settlement with its own attorneys at its expense, and provided further, that the NXP Indemnified Party shall not be liable for or obligated under any compromise or settlement of such claim, action or proceeding (other than with respect to restrictions on use of the VIRL Materials) without its prior written consent not to be unreasonably withheld, conditioned or delayed. At Virage Logic’s reasonable request, each NXP Indemnified Party shall provide Virage Logic with reasonable assistance, at Virage Logic’s expense, in the defense and settlement of any claims hereunder.

7.1.1.2 Injunctions. If NXP’s use of any Deliverable(s) under the terms of this Agreement is, or in VIRL’s reasonable opinion is likely to be, enjoined due to the type of infringement or misappropriation specified in subsection 7.1.1.1 above, which is not subject to any exclusion set forth in subsection 7.1.1.4 below, then VIRL shall, at its sole option and expense, subject to the limitations stated in Section 7.3 below, either: (i) procure for NXP the right to continue using such Deliverable(s) under the terms of this Agreement; or (ii) replace or modify such Deliverable(s) so that it is noninfringing and substantially equivalent in function to the Deliverable(s), subject to, or potentially subject to, an injunction. Upon VIRL’s successful performance of (i) or (ii) above, VIRL’s liability under subsection 7.1.1.1 above with respect to the applicable claim shall terminate with respect to all damages, costs and expenses related to the continued use of the unaltered Deliverable(s) after the date of such performance, or, in the case of clause (ii) after NXP has had a reasonable opportunity, in light of the applicable circumstances, to implement the replaced or modified Deliverable(s).

7.1.1.3 Sole Remedy. THE FOREGOING ARE VIRL’S SOLE AND EXCLUSIVE OBLIGATIONS, AND NXP’S SOLE AND EXCLUSIVE REMEDIES, FOR INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS UNDER THIS AGREEMENT.

7.1.1.4 Exclusions. VIRL will have no obligations under this Section 7.1.1 with respect to infringement or misappropriation arising from: (i) modifications to the Deliverables made by Seller, any of its Affiliates, any Divested Company, *** (as defined in the IPTLA), *** (as defined in the IPTLA), any of their respective sublicensees or any Person on behalf of any of the foregoing; (ii) Deliverable specification changes requested by NXP and implemented by VIRL to the extent such implementation of such Deliverable specification infringes or misappropriates the rights of a third party and compliance with the specifications could not be achieved without infringing or misappropriating the rights of a third party; (iii) any instantiations of any Deliverable generated by any NXP Indemnified Party except to the extent such infringement or misappropriation existed in the Deliverable as provided to NXP; (iv) the use of any Deliverable in combination with products or technology not provided by VIRL if such infringement would not have arisen but for such combination or use; (v) NXP’s failure to implement a revision to any Deliverable supplied by VIRL, which if implemented, would have avoided the infringement or misappropriation, provided that the revision is given to NXP free of charge and does not substantially alter the functionality or NXP’s ability to use such Deliverable and NXP has had a reasonable opportunity, in light of the applicable circumstances, to implement the revision; or (vi) any Transferred IP Blocks or Transferred Software (each as defined in the IPTLA) (in the form delivered by NXP to VIRL) contained in any Deliverable, standing alone (and not in combination, operation or use with other software, apparatus, data, technology or materials, except where the infringement or misappropriation does not arise from such combination, operation or use).

7.1.2	NXP Materials.

7.1.2.1 Duty to Indemnify and Defend. NXP shall indemnify and hold harmless VIRL against, and will defend or settle at NXP’s own expense, subject to the limitations stated in Sections 7.2 and 7.3 below and, to the extent applicable, the provisions of Sections 8.6 and 8.7 of the Purchase Agreement, any action or other proceeding brought against VIRL to the extent that it is based on a claim that the NXP Materials used by VIRL in strict compliance with this Agreement and solely for the purposes of providing Services or Deliverables to NXP hereunder infringe or misappropriate, as appropriate, any copyright, Patent or other Intellectual Property Right of a third party. NXP will pay costs, damages, and expenses (including reasonable attorneys’ fees) finally awarded against VIRL, subject to the limitations stated in Sections 7.2 and 7.3 below, in any such action or proceeding to the extent attributable to any such claim. VIRL agrees to provide NXP with prompt notice of any action or other proceeding brought against VIRL for which VIRL has indemnification rights hereunder, provided that the failure to provide such prompt notice shall not relieve NXP of its indemnification obligations hereunder except to the extent it is materially prejudiced thereby; VIRL hereby agrees that NXP will have the sole right to control the defense and settlement of any such action or other proceeding hereunder, provided that VIRL may participate in the defense and settlement with its own attorneys at its expense, and provided, further, that VIRL shall not be liable for or obligated under any compromise or settlement of such claim, action or proceeding (other than with respect to restrictions on the use of the NXP Materials) without its prior written consent not to be unreasonably withheld or delayed. At NXP’s reasonable request, VIRL shall provide NXP with reasonable assistance, at NXP’s expense, in its defense and settlement of such action, proceeding or claim.

7.1.2.1 Sole Remedy. THE FOREGOING ARE NXP’S SOLE AND EXCLUSIVE OBLIGATIONS, AND VIRL’S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS UNDER THIS AGREEMENT.

7.2	EXCEPT FOR A BREACH OF THE LICENSE GRANTS AND RESTRICTIONS UNDER SECTION 3, PAYMENT OBLIGATIONS UNDER SECTION 4 OR CONFIDENTIALITY UNDER SECTION 5 AND TO THE EXTENT ALLEGED IN THIRD PARTY CLAIMS COVERED BY VIRL’S AND NXP’S INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 7.1.1 AND 7.1.2 RESPECTIVELY, NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY BREACH OR FAILURE UNDER THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES ARE AN ESSENTIAL ELEMENT IN THIS AGREEMENT.

7.3	EXCEPT FOR A BREACH OF THE LICENSE GRANTS AND RESTRICTIONS UNDER SECTION 3, PAYMENT OBLIGATIONS UNDER SECTION 4 OR CONFIDENTIALITY UNDER SECTION 5, IN NO EVENT SHALL EITHER PARTY’S LIABILITY UNDER THIS AGREEMENT EXCEED *** U.S. DOLLARS (US$***), EXCEPT WITH RESPECT TO VIRL’S AND NXP’S LIABILITY FOR ITS OBLIGATIONS UNDER SECTIONS 7.1.1 AND 7.1.2, RESPECTIVELY, WHICH IN NO EVENT SHALL EXCEED *** U.S. DOLLARS (US$***). THESE LIMITATIONS OF LIABILITY ARE CUMULATIVE AND NOT PER INCIDENT. FOR PURPOSES OF CLARIFICATION, WITH RESPECT TO VIRL’S OBLIGATIONS UNDER SECTION 7.1.1 ABOVE AND VIRL’S OBLIGATIONS UNDER SECTION 9.1 OF THE IPTLA, VIRL’S COMBINED LIABILITY UNDER THIS AGREEMENT AND THE IPTLA SHALL NOT EXCEED *** U.S. DOLLARS (US$***), IN THE AGGREGATE. FURTHERMORE, THE EXCLUSIONS AND LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION 7.3 DO NOT APPLY IN CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND IN CASE OF PERSONAL INJURY OR DEATH.

8.	TERM AND TERMINATION

8.1	Term. Unless earlier terminated as provided herein, this Agreement shall commence on the Effective Date and shall continue in full force and effect for a period of forty-two (42) months thereafter, at which time this Agreement shall expire; provided, however, that NXP’s payment obligations under Section 4.2 above shall continue until fully discharged, unless this Agreement has been terminated by NXP pursuant to Section 8.2.1 or 8.2.2 below. NXP shall have the right to renew this Agreement for an additional one (1) year term pursuant to Section 6.3 of Program Schedule No. 001 to the MLA.

8.2	Termination for Cause; Escalation Procedure.

8.2.1	Material Breach. In the event a Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder and does not cure such breach or default within *** (***) days after the non-breaching Party has provided written notice of such breach, the other Party may, in addition to any other rights and remedies to which the non-breaching Party may be entitled, terminate this Agreement in accordance with this Section 8.2.1. The non-breaching Party shall provide written notice to the other Party of its material breach or default in the performance of any of its material obligations. If the Party receiving such notice disputes that the non-breaching Party is entitled to terminate this Agreement under this Section 8.2.1 (including, without limitation, whether a breach or default occurred or whether such breach or default was material), then the matter shall be submitted to the Steering Committee for resolution. In the event that the Steering Committee is unable to resolve the matter within *** (***) Business Days, the matter shall be subject to the dispute resolution procedures set forth in Sections 13.2 through 13.9 of the Purchase Agreement. Any permitted termination shall become effective (i) if no arbitration occurs or if the matter in dispute is not submitted to arbitration, *** (***) days after the cessation of discussions between the Parties pursuant to Section 13.2 of the Purchase Agreement, or (ii) if arbitration is resolved in favor of the non-breaching Party, *** (***) days after the arbitrator’s ruling, unless, in either case, the breaching Party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the *** (***) day period.

8.2.2	Short Track Escalation Procedure. The NXP Program Manager can invoke an expedited “short track” escalation procedure in the event that the performance requirements under a Statement of Work are not met in a material manner that would or would reasonably be expected to materially affect NXP’s business (such as, for example, causing a tape-out delay) by providing written notice to VIRL specifying the nature of the performance issue and the corrective action requested by NXP. VIRL shall provide a preliminary corrective action plan for such Statement of Work within *** Business Days and a complete corrective action plan within *** (***) Business Days after VIRL’s receipt of the notice referenced in the foregoing sentence. The complete corrective action plan shall contain a root cause analysis and a implementation plan to remedy the performance issue under the applicable Statement of Work. Any remedial action undertaken in connection with such plan shall be at no additional charge to NXP and will be tracked by the NXP Program Manager on a daily basis and if corrective actions are not implemented within the defined timeframe under the applicable corrective action plan, such Statement of Work shall be deemed “time critical” pursuant to Section 2.9 above. Any Statements of Work which become subject to the procedures described in this Section 8.2.2 will be tracked by the Steering Committee, which will discuss in good faith corrective actions to mitigate re-occurrence of such incidents.

8.2.3	Failure to Pay. Notwithstanding Sections 8.2.1 or 8.2.2 above, upon NXP’s failure to pay any amounts due hereunder, in addition to any other rights and remedies to which VIRL may be entitled, VIRL shall have the right to terminate this Agreement upon *** (***) days’ written notice to NXP.

8.2.4	Termination or Disregard of Rights Under IPTLA. In the event that any of the rights or licenses granted or required to be granted to VIRL pursuant to the IPTLA are terminated or disregarded by a bankruptcy trustee in connection with a bankruptcy proceeding to which NXP, any of its Affiliates or any Divested Company (or any such Divested Company’s direct or indirect parent) is subject, VIRL shall have the right to terminate this Agreement immediately upon written notice to NXP. In the event that any of the rights or licenses granted or required to be granted to NXP pursuant to the IPTLA are terminated or disregarded by a bankruptcy trustee in connection with a bankruptcy proceeding to which any Affiliate of VIRL is subject, NXP shall have the right to terminate this Agreement immediately upon written notice to VIRL.

8.3	Effect of Termination.

8.3.1	Subject to Sections 8.3.2 and 8.3.3 below, upon written request of the disclosing Party, the receiving Party shall promptly return or destroy all Confidential Information and other property of the disclosing Party delivered or disclosed to it hereunder and shall certify in writing to such return and/or destruction.

8.3.2	Statements of Work under which Services have not been completed as of the date of expiration of the Services Period shall remain in effect, and the terms and conditions of this Agreement shall continue to apply with respect to such Statements of Work, as long as NXP has purchased additional Tokens pursuant to Section 4.3.6, which additional Tokens may only be redeemed, and shall expire, in accordance with Section 4.3.6.

8.3.3	In the event that this Agreement is terminated by NXP pursuant to Section 8.2.1 above, NXP’s payment obligations under Section 4.2 above shall terminate upon the effective date of such termination.

8.4	Survival. The provisions under Sections 1, 3, 4.1, 4.2 (except pursuant to Section 8.3.3 above), 4.4, 4.5, 4.6, 5, 6, 7, 8.3, 8.4 and 9 shall survive any expiration or termination of this Agreement for as long as necessary to permit their full discharge.

9.	GENERAL

9.1	Entire Agreement. This Agreement, together with the IPTLA, the MLA and the Exhibits and Schedules hereto and thereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the Parties thereto with respect to the subject matter hereof.

9.2	Amendment. Subject to applicable law, the Parties may amend this Agreement at any time in accordance with an instrument in writing signed on behalf of each of the Parties.

9.3	Notices. All notices and other communications hereunder will be in writing and deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement.

9.4	Severability. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance is held by final judgment of a court of competent jurisdiction or arbiter to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to, as applicable, (i) reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or (ii) replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid, illegal or unenforceable term or provision.

9.5	Extension; Waiver. Either Party may, to the extent legally allowed, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement will constitute a waiver of such right, and no waiver of any breach or default will be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

9.6	No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.7	Independent Contractors. The Parties are and intend to remain independent contractors. Nothing contained in this Agreement shall be deemed or construed to constitute or create an agency, association, joint venture or partnership between the Parties, and neither Party shall have authority to act in the name of or on behalf of or otherwise to bind the other Party in any way, including the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power.

9.8	Export Control. Each Party acknowledges that the technology licensed hereunder, including documentation and technical data, may be subject to export control regulations.

Neither Party shall export or re-export (directly or indirectly) any technology or other materials licensed to it hereunder without complying with applicable export regulations, and upon request, each Party shall provide reasonable assistance to the other Party with respect to such compliance.

9.9	Assignment. VIRL may not assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of NXP; provided, however, that VIRL may assign this Agreement, in whole but not in part, and all its rights and obligations hereunder (i) to an Affiliate of VIRL or (ii) to a third party as part of a merger, acquisition or sale of VIRL or substantially all of the assets of VIRL related to the subject matter of this Agreement without such consent. NXP may not in whole or in part assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of VIRL; provided, however, that NXP may assign this Agreement, in whole but not in part, and all of its rights and obligations hereunder (i) to an Affiliate of NXP or (ii) to a third party as part of a merger, acquisition or sale of NXP or substantially all of the assets of NXP related to the subject matter of this Agreement without such consent, as long as the third party assignee is not a VIRL Competitor.

9.10	Force Majeure. Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, acts of terrorism, material shortages, or any other cause beyond the reasonable control of such Party.

9.11	No Rule of Strict Construction. No provision of this Agreement shall be interpreted against a Party solely as a result of the fact that such Party was responsible for the drafting of such provision, it being acknowledged that the Parties and representatives of the Parties have participated in the drafting and negotiating of this Agreement.

9.12	Headings and References. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever used in this Agreement, the words “include”, “includes” and “including” and variations thereof shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

9.13	Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, USA applicable to contracts entered into and performed under the laws of the State of California, USA, without giving effect of principles of conflict of laws thereunder and excluding the U.N. Convention on Contracts for the International Sale of Goods.

9.14	Dispute Resolution. Any dispute or disagreement between the Parties concerning any matters under this Agreement shall be subject to the dispute resolution procedures set forth in Sections 13.2 through 13.9 of the Purchase Agreement.

9.15	Language. This Agreement and all documents and notices issued under the terms of this Agreement shall be in the English language. Any translation into another language is for the convenience of the Parties only.

9.16	Counterparts. This Agreement may be executed in one or more counterparts, and by each of the Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format will be effective as delivery of a manually executed counterpart of this Agreement.

9.17	Nonexclusive Remedies. The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of VIRL and NXP executed this Technology Services Agreement as of the date first written above.

VIRAGE LOGIC CORPORATION	NXP B.V.

By:	By:

Print Name:	Print Name:

Title:	Title:

EXHIBIT B

Quarterly Payment Schedule

Virage Logic shall invoice Licensee on or shortly after the applicable invoice date set forth in the table below. Payment will be forty-five (45) days net after the invoice date as set forth in the table below.

Due Date	Invoice Date	Payment Due Date 45 days net after invoice date	Invoice Amount
1st quarter	Closing	45 Days from Closing	***
2nd quarter	Closing + 1 quarter	45 Days net from invoice	***
3rd quarter	Closing+ 2 quarters	45 Days net from invoice	***
4th quarter	Closing+ 3 quarters	45 Days net from invoice	***
5th quarter	Closing+ 4 quarters	45 Days net from Invoice	***
6th quarter	Closing+ 5 quarters	45 Days net from invoice	***
7th quarter	Closing+ 6 quarters	45 Days net from invoice	***
8th quarter	Closing+ 7 quarters	45 Days net from Invoice	***
9th quarter	Closing+ 8 quarters	45 Days net from Invoice	***
10th quarter	Closing+ 9 quarters	45 Days net from Invoice	***
11th quarter	Closing+ 10 quarters	45 Days net from Invoice	***
12th quarter	Closing+ 11 quarters	45 Days net from Invoice	***
13th quarter	Closing+ 12 quarters	45 Days net from Invoice	***
14th quarter	Closing+ 13 quarters	45 Days net from Invoice	***
15th quarter	Closing+ 14 quarters	45 Days net from Invoice	***
16th quarter	Closing+ 15 quarters	45 Days net from Invoice	***

		Total of Invoice Amounts	$40,000,000

At the time of Closing VIRL and NXP will define the actual dates related to the overview above.

EXHIBIT H

VIRL Competitors

***

Any Affiliate of any of the foregoing Persons, any Person holding directly or indirectly more than 50 percent of the nominal value of the share capital or more than 50 percent of the voting power at general or special meetings of shareholders of the foregoing Persons, any Person acquiring all or substantially all of the assets of any of the foregoing Persons or the surviving entity of any merger to which such Person is a party or constituent entity